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                                                                    EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

Following is a list of the Registrant's subsidiaries and their subsidiaries showing the percentage of voting securities owned, or other bases of control, by the immediate parent of each.

                         DOMESTIC - 100 PERCENT

         Corn Products International, Inc. (Delaware)
         Corn Products Development, Inc. (Delaware)
         Corn Products Sales Corporation (Delaware)
         Crystal Car Line, Inc. (Illinois)
         Enzyme Bio-Systems Ltd. (Delaware)
         Feed Products Limited (New Jersey)
         The Chicago, Peoria and Western Railway Company (Illinois) Cali Investment Corp. (Delaware)
         Colombia Millers Ltd. (Delaware)
         Hispano-American Company, Inc. (Delaware)
         Inversiones Latinoamericanas S.A. (Delaware)
         Bedford Construction Company (New Jersey)
         Corn Products Puerto Rico Inc. (Delaware)
         Corn Products International of Argo, Inc. (Delaware)

                          FOREIGN - 100 PERCENT

         Argentina: Corn Products Southern Cone S.A.
         Barbados: Corn Products International Sales Company, Inc.
         Brazil: Corn Products Brasil-Ingredientes Industriais Ltda.
         Canada: Canada Starch Company Inc.
                 -Canada Starch Operating Company Inc.
                 -Casco Inc.
                 -Casco Sales Company Inc.
                 -Corn Products Canada Inc.
         Colombia: Industrias del Maiz S.A. - Corn Products Andina
         Honduras: Almidones del Istmo, S.A. de C.V.
         Japan: Corn Products Japan Ltd.
         Kenya: Corn Products Kenya Limited
         Malaysia: Stamford Food Industries Sdn. Berhad
         Mexico: Productos Modificados S.A. de C.V.
         Singapore: Corn Products Trading Co. Pte. Ltd.
         Venezuela: Corn Products Venezuela, C.A.
         Ecuador: Indumaiz del Ecuador S.A.


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                                    OTHER

         United States: Argo Power LLC - 33 percent (Delaware)
                        CornProductsMCP Sweeteners LLC - 50 percent (Delaware)
         Mexico: Arancia Corn Products, S.A. de C.V. - 90 percent
                 Aracorn, S.A. de C.V  - 75.6 percent
         Argentina: Productos de Maiz, S.A. - 73.15 percent
         Chile: Corn Products Chile-Inducorn S.A. - 73.15 percent
         Uruguay: Productos de Maiz Uruguay S.A. - 73.15 percent
         Brazil: GETEC Guarabara Quimica Industrial S/A - 20.17 percent
         Ecuador: Poliquimicos del Ecuador S.A. - 91.72 percent
         Pakistan: Rafhan Maize Products Co. Ltd. - 70.31 percent
         Korea: Doosan Corn Products Korea, Inc. - 75 percent
         Japan: Nihon Shokuhin Kako Kabishiki Kaisha (NSKK) - Japan Maize
                Products Co., Ltd.- 22.96 percent
         Thailand: Corn Products Amardass (Thailand) Limited - 60 percent





The Company also has other subsidiaries, which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.